UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

Apollo Acquisition Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54179	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Boulevard, Suite 888, Pasadena, CA 91101
(Address of Principal Executive Offices) (Zip Code)

(626) 683-9120
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On March 23, 2015 (the “Effective Date”), Apollo Acquisition Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with HK Battery Technology, Inc., a Delaware corporation (the “Seller”), to purchase Ten Million shares of the Seller’s common stock, par value of $0.001 per share (the “Shares”), at a per share price of $1.00.

On the Effective Date, as consideration for the Shares, the Company entered into a Technology License Agreement with the Seller (the “License Agreement”). Under the terms of the License Agreement, the Company will grant to the Seller an irrevocable exclusive right and license to, including the right to sublicense, certain inventions, technology, know-how, patents and other intellectual property rights regarding the production of materials for use in lithium batteries throughout the People’s Republic of China. The License Agreement will commence on the Effective Date and will continue for a term of twenty (20) years.

The closing of the transactions contemplated under the Agreement are expected to occur within thirty (30) days of the Effective Date.

The foregoing descriptions of the Agreement and the License Agreement do not purport to be complete and are qualified in their entirety by reference to

(i)

the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference and

(ii)

 the full text of the License Agreement, which is attached as Exhibit A to the Agreement and is incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of March 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Acquisition Corporation

Date: March 27, 2015	By:	/s/ Jianguo Xu
Jianguo Xu Chief Executive Officer